Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, LLC First Quarter 2019 Earnings May 2, 2019

($ in millions, except per share data) 1Q'19 Per Share YTD'19 Per Share • Net Income (Loss) $315.6 N/A $315.6 N/A • Net Loss Attributable to Apollo Global Management, LLC Class A $139.9 $0.67 $139.9 $0.67 Shareholders Apollo 1Q'19 Financial Results Highlights • Net Income of $315.6 million GAAP Results • Net Income Attributable to Apollo Global Management, LLC Class A Shareholders of $139.9 million ($0.67/share) ($ in millions, except per share data) 1Q'19 Per Share LTM Per Share • Distributable Earnings (“DE”) $207.4 $0.50 $896.4 $2.17 Financial • Fee Related Earnings (“FRE”) $209.8 $0.51 $848.1 $2.06 Measures & Distribution • Net Performance Fee Receivable of $533 million ($1.29 per share) as of 1Q'19 • Declared 1Q'19 distribution of $0.46 per Class A share and equivalent (payout ratio of 92%), bringing LTM1 distributions to $1.91 per Class A share (payout ratio of 88%) • Total Assets Under Management (“AUM”) of $303.0 billion Assets Under • Fee-Generating AUM (“FGAUM”) of $228.3 billion Management • Performance Fee-Eligible AUM (“PFEAUM”) of $129.2 billion • Dry Powder of $45.8 billion available for investment • Inflows: $24.9 billion of capital inflows ($82.8 billion LTM) Business • Deployment: $4.3 billion invested ($13.4 billion LTM) Drivers • Realizations: $1.7 billion of capital returned to investors ($8.7 billion LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 34. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 27 to 30. “LTM” as used throughout this presentation refers to the twelve months ended March 31, 2019, unless the context otherwise provides. 1

GAAP Consolidated Statements of Operations (Unaudited) Net Income was $315.6 million for the quarter ended March 31, 2019; Net Income Attributable to Apollo Global Management, LLC Class A shareholders was $139.9 million for the quarter ended March 31, 2019 ($ in thousands, except share data) 1Q'18 4Q'18 1Q'19 Revenues: Management fees $286,726 $358,150 $380,026 Advisory and transaction fees, net 13,551 70,133 19,569 Investment income: Performance allocations (124,165) (530,081) 251,497 Principal investment income (loss) (12,994) (20,212) 26,025 Total investment income (loss) (137,159) (550,293) 277,522 Incentive fees 3,785 7,125 660 Total Revenues 166,903 (114,885) 677,777 Expenses: Compensation and benefits: Salary, bonus and benefits 115,826 115,981 119,163 Equity-based compensation 35,525 49,585 45,077 Profit sharing expense (12,277) (179,160) 123,447 Total compensation and benefits 139,074 (13,594) 287,687 Interest expense 13,797 15,206 19,108 General, administrative and other 61,677 71,593 71,662 Placement fees 327 738 (440) Total Expenses 214,875 73,943 378,017 Other Income (Loss): Net gains (losses) from investment activities (67,133) (207,094) 18,829 Net gains from investment activities of consolidated variable interest entities 6,532 16,366 9,466 Interest income 3,559 7,137 7,076 Other income, net 4,246 33,941 90 Total Other Income (Loss) (52,796) (149,650) 35,461 Income (loss) before income tax provision (100,768) (338,478) 335,221 Income tax provision (8,580) (39,425) (19,654) Net Income (Loss) (109,348) (377,903) 315,567 Net (income) loss attributable to Non-Controlling Interests 51,086 190,658 (166,510) Net Income (Loss) Attributable to Apollo Global Management, LLC (58,262) (187,245) 149,057 Net income attributable to Series A Preferred Shareholders (4,383) (4,382) (4,383) Net income attributable to Series B Preferred Shareholders — (4,781) (4,781) Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders ($62,645) ($196,408) $139,893 Distributions Declared and Paid per Class A Share $0.66 $0.46 $0.56 Net Income (Loss) Per Class A Share: Net Income (Loss) Available to Class A Share – Basic ($0.34) ($1.00) $0.67 Net Income (Loss) Available to Class A Share – Diluted ($0.34) ($1.00) $0.67 Weighted Average Number of Class A Shares Outstanding – Basic 198,432,603 200,269,856 200,832,323 Weighted Average Number of Class A Shares Outstanding – Diluted 198,432,603 200,269,856 200,832,323 2

Total Segments

($ in thousands, except per share data)	1Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Management fees	$272,203	$344,716	$358,623	$1,102,465	$1,369,108
Advisory and transaction fees, net	12,994	70,021	19,060	115,551	117,633
Performance fees[1]	5,275	10,285	661	22,215	23,776
Total Fee Related Revenues	**290,472**	**425,022**	**378,344**	**1,240,231**	**1,510,517**
Salary, bonus and benefits	(106,531)	(102,397)	(105,725)	(405,965)	(414,156)
General, administrative and other	(54,375)	(65,243)	(63,033)	(229,022)	(247,949)
Placement fees	(327)	(738)	440	(12,336)	(1,355)
Total Fee Related Expenses	**(161,233)**	**(168,378)**	**(168,318)**	**(647,323)**	**(663,460)**
Other income (loss), net of Non-Controlling Interest	3,660	(1,033)	(270)	29,929	1,039
Fee Related Earnings	**$132,899**	**$255,611**	**$209,756**	**$622,837**	**$848,096**
Per share[2]	$0.32	$0.62	$0.51	$1.52	$2.06
Realized performance fees[3]	122,302	50,381	63,789	567,926	321,675
Realized profit sharing expense[3]	(63,647)	(37,992)	(41,139)	(253,762)	(203,121)
Net Realized Performance Fees	**58,655**	**12,389**	**22,650**	**314,164**	**118,554**
Realized principal investment income	23,393	9,158	11,436	73,199	57,754
Net interest loss and other	(10,783)	(8,617)	(12,692)	(46,305)	(43,939)
Segment Distributable Earnings	**$204,164**	**$268,541**	**$231,150**	**$963,895**	**$980,465**
Taxes and related payables	(11,198)	(9,445)	(14,636)	(31,187)	(47,653)
Preferred distributions	(4,383)	(9,163)	(9,164)	(17,921)	(36,443)
Distributable Earnings	**$188,583**	**$249,933**	**$207,350**	**$914,787**	**$896,369**
Per share[2]	$0.46	$0.60	$0.50	$2.22	$2.17
Net distribution per share[2]	$0.38	$0.56	$0.46	$1.95	$1.91
Payout ratio	83%	93%	92%	88%	88%

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 23 for details regarding the shareholder distribution and page 28 for the share reconciliation.
3. 1Q'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

APOLLO

3

Fee Related Earnings Rollforward FRE of $0.51 per share up 58% year-over-year fueled by growth of our management fees; quarter-over-quarter FRE decreased due to lower advisory and transaction fees, the timing of which are variable Quarterly Trailing FRE 1Q’19 FRE Bridge ($ in millions) Advisory & Transaction $14 Fees FRE Margin1 $255.6 Mgmt Other Fees Comp $3 $209.8 $197.1 ($51) ($3) Non-Comp $185.7 ($9) $132.9 60% 55% • 53% 54% 45% 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 Per Share2 $0.32 $0.45 $0.48 $0.62 $0.03 $(0.12) $(0.01) $0.01 $(0.02) $0.51 1. FRE margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees, as well as other income attributable to FRE). 2. Per share components may not sum due to rounding. 4

Distributable Earnings and Distribution Despite relatively light performance fee realizations, DE increased 10% year-over-year, fueled by strong FRE growth Distributable Earnings per Share1 Distribution per Share1 $0.60 $0.56 $0.54 $0.52 $0.50 $0.46 $0.46 $0.46 $0.43 $0.38 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions. 5

Assets Under Management Total AUM increased 8% quarter-over- Total AUM surpassed $300 billion, driven by $24.9 billion of inflows during the quarter, primarily from Athene, quarter and 22% year-over-year to $303.0 Athora and advisory assets; inflows over the twelve months ended March 31, 2019 totaled $82.8 billion billion driven by $24.9 billion of inflows, offset by $2.6 billion of outflows Fee-Generating AUM increased 6% Total AUM Fee-Generating AUM quarter-over-quarter to $228.3 billion, driven by $16.0 billion of inflows, offset ($ in billions) ($ in billions) $303.0 $303.0 by $2.4 billion of outflows $280.3 $32.0 $32.0 $228.3 $228.3 $30.8 $214.4 $247.4 $25.0 $25.0 CAGR $23.7 $23.9 $77.3 14% $77.3 CAGR $182.4 12% $46.4 $46.4 $75.1 $18.2 $46.6 $76.9 $47.5 $159.3 $128.5 $18.8 $14.3 $52.7 $36.6 $193.7 $193.7 $156.9 $156.9 $174.4 $144.1 $146.6 $116.7 $87.8 $77.6 1Q'18 4Q'18 1Q'19 1Q'14 1Q'19 1Q'18 4Q'18 1Q'19 1Q'14 1Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 6

Performance Fee Assets Under Management Total Performance Fee-Generating AUM increased to $60.8 billion and grew 25% quarter-over-quarter, driven by strong performance in our credit segment and a broad recovery in credit markets Total Performance Fee Eligible AUM increased to $129.2 billion, up 25% quarter-over-quarter after a broad recovery in credit markets Performance Fee-Eligible AUM Performance Fee-Generating AUM from the previous quarter, and strong performance in our Credit ($ in billions) ($ in billions) segment $129.2 $129.2 $121.8 $9.4 $9.4 $118.4 $9.3 $9.4 $60.8 $60.8 $56.6 $2.6 $2.6 $62.8 $84.2 $62.8 $2.8 $49.6 $62.6 $8.3 $48.6 $64.0 $2.0 $23.2 $2.1 $23.2 $26.0 $23.0 $25.6 $48.9 $57.0 $57.0 $35.0 $35.0 $49.9 $45.0 $27.8 $23.6 $21.9 $27.0 1Q'18 4Q'18 1Q'19 1Q'14 1Q'19 1Q'18 4Q'18 1Q'19 1Q'14 1Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 7

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'18	$174,378	$75,086	$30,795	$280,259
Inflows	21,237	2,094	1,606	24,937
Outflows[2]	(2,362)	(39)	(226)	(2,627)
Net Flows	18,875	2,055	1,380	22,310
Realizations	(234)	(1,171)	(336)	(1,741)
Market Activity	650	1,355	161	2,166
1Q'19	$193,669	$77,325	$32,000	$302,994
QoQ Change	11%	3%	4%	8%

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'18	$144,071	$46,633	$23,663	$214,367
Inflows	14,345	134	1,480	15,959
Outflows[2]	(2,204)	(227)	(9)	(2,440)
Net Flows	12,141	(93)	1,471	13,519
Realizations	(102)	(194)	(121)	(417)
Market Activity	750	26	20	796
1Q'19	$156,860	$46,372	$25,033	$228,265
QoQ Change	9%	(1%)	6%	6%

LTM Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'18	$146,636	$76,852	$23,928	$247,416
Inflows	64,752	7,848	10,164	82,764
Outflows[2]	(15,203)	(159)	(226)	(15,588)
Net Flows	49,549	7,689	9,938	67,176
Realizations	(1,347)	(5,383)	(1,994)	(8,724)
Market Activity	(1,169)	(1,833)	128	(2,874)
1Q'19	$193,669	$77,325	$32,000	$302,994
YoY Change	32%	1%	34%	22%

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'18	$116,722	$47,519	$18,226	$182,467
Inflows	55,090	2,275	9,147	66,512
Outflows[2]	(14,218)	(2,244)	(801)	(17,263)
Net Flows	40,872	31	8,346	49,249
Realizations	(689)	(1,182)	(1,530)	(3,401)
Market Activity	(45)	4	(9)	(50)
1Q'19	$156,860	$46,372	$25,033	$228,265
YoY Change	34%	(2%)	37%	25%

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 1Q'19 outflows for Total AUM and FGAUM are $0.4 billion of redemptions. Included in the LTM outflows for Total AUM and FGAUM are $2.3 billion of redemptions.

APOLLO

8

Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)


Real Assets
Credit
$5.0
$5.0
Other PE
$9.9
$46 billion
$3.4
$22.4
Fund IX
Fund VIII
Private Equity $35.7

Capital Deployment[1]

($ in billions)


1Q'19
Real Assets
Credit
$0.3
$0.9
$4 billion
$3.1
Private Equity


LTM
Real Assets
Credit
$2.5
$3.2
$13 billion
$7.7
Private Equity

Performance Fee-Eligible AUM

($ in billions)


Uninvested Performance Fee-Eligible AUM
$45.8
$129 billion
$60.8
Currently Generating Performance Fees
Not Currently Generating Performance Fees
$22.7

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$6.0	$6.0	3%
Structured Credit	1.4	0.8	14%
Direct Origination	0.2	—	N/A
Advisory and Other	6.7	—	N/A
Credit	**14.3**	**6.8**	**4%**
ANRP I	0.4	0.4	48%
Hybrid Capital	2.6	2.2	69%
Other PE	3.2	0.2	81%
Private Equity	**6.2**	**2.8**	**67%**
Real Assets	**2.2**	**0.4**	**> 250bps**
Total	**$22.7**	**$10.0**	

1. Reflects capital deployment activity from commitment based funds and accounts that have a defined maturity date. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of March 31, 2019. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

9

Permanent Capital Vehicles, Athene, and Athora

Permanent Capital AUM



($ in billions)
$25
22%
$72
45%
$87
47%
$136
49%
$148
49%
2012
2014
2016
2018
1Q'19
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in billions)	1Q'19
Athene	$114.2
Athora	13.9
MidCap	8.7
ARI	5.4
AINV/Other[1]	5.3
AFT/AIF	0.8
Total AUM in Permanent Capital Vehicles	**$148.3**

Athene and Athora AUM



($ in billions)
$16
$60
$5
$66
$8
$109
$14
$114
2012
2014
2016
2018
1Q'19
Athene AUM
Athora AUM

Athene and Athora AUM

($ in billions)	1Q'19
Athene[2]	**$114.2**
Core Assets	31.9
Core Plus Assets	29.6
Yield Assets	40.8
High Alpha	4.8
Cash, Treasuries, Equities and Alternatives	7.1
Athora	**$13.9**
Non-Sub-Advised	10.7
Sub-Advised	3.2
Total Athene and Athora AUM	**$128.1**

1. Amounts are as of December 31, 2018. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.9 billion of AUM related to a non-traded business development company. 2. On September 20, 2018, Athene and Apollo agreed to revise the existing fee arrangements between Athene and Apollo (the "proposed amended fee agreement"). The proposed amended fee agreement remains subject to approval by Athene's shareholders in 2019 of a bye-law amendment providing that Athene will not elect to terminate the investment management arrangement between Athene and Apollo, except for cause, for a period of four years from the date of such amendment and thereafter only on each successive two-year anniversary of the expiration of the initial four-year period. Following the approval by Athene's shareholders, the proposed amended fee agreement would have retroactive effect to the month beginning January 1, 2019 and provides for sub-allocation fees which vary based on portfolio allocation differentiation.

APOLLO

10

Net Performance Fee Receivable Rollforward The net performance fee receivable balance increased quarter-over- quarter primarily driven by unrealized mark-to-market gains Net Performance Fee Receivable1 (Per Share2) $2.74 Net $1.83 $1.83 $1.81 Unrealized Performance Net Realized Fees Performance Fees +$0.26 Other $1.29 $1.15 ($0.06) ($0.07) 4Q’17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 ($ in millions) $1,122 $756 $756 $750 $475 $109 ($23) ($28) $533 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1. Net performance fee receivable is presented on an unconsolidated basis. Net performance fee receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 2. Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 11

Segment Highlights

Credit (2.0%) / 2.2% • AUM increased 11% quarter-over-quarter and 32% year-over-year to $194 billion and includes approximately Commentary Advisory and $125 billion from Permanent Capital Vehicles ($ in billions) 1Q'19 / LTM • AUM increased 11% to $194 billion driven by strong inflows of $21 billion during the quarter, including Other Credit Gross Return1 Athora’s acquisition of Generali Belgium, organic growth from Athene and the addition of Aspen Insurance • Generated inflows of $21 billion during the quarter, driven by Athora’s acquisition of Generali Belgium, which Direct $27.8 Holdings Limited to our advisory platform Origination added approximately $6.5 billion of assets to Apollo’s Credit business AUM, organic growth from Athene $17.4 and the addition of Aspen Insurance Holdings Limited to our European advisory platform • Fee-generating inflows of $14 billion during the quarter; excluding Generali Belgium and other acquisitions, $0.9bn / $3.2bn $194bn • Capital deployment2 of $0.9 billion for the quarter driven by fund investments in structured credit, longevity organic inflows were $6 billion related to growth in Athene as well as Corporate Credit and Structured Credit 1Q'19 / LTM AUM Deployment2 assets, and opportunistic investments in the consumer discretionary, utilities, communication services, and • FRE increased 32% year over year, driven by growth in management fees from fundraising and growth in $45.2 $103.3 industrials sectors strategic capital platforms Corporate Structured 1 Credit • Credit 1Q'19 gross returns of 3.9% for Corporate Credit, 4.0% for Structured Credit and 2.8% for Direct • Capital deployment2 of $0.9 billion for the quarter driven by fund investments in structured credit, longevity Credit Origination, respectively, resulting from positive returns across fund categories $180.2 billion assets, and opportunistic investments in the consumer discretionary, utilities, communication services, and $125bn from industrials sectors Permanent Capital Vehicles Total AUM up 32% YoY Financial Results Summary % Change % Change Corporate Credit4 $14.3bn ($ in thousands) 1Q'18 1Q'19 vs. 1Q’18 1Q’18 LTM 1Q’19 LTM vs. LTM’18 3.9% / 4.7% 1Q'19 Fee-Generating inflows Management fees $149,715 $182,742 22% $578,135 $675,358 17% Advisory and transaction fees, net 2,195 2,848 30% 30,075 9,525 (68%) Structured Credit Performance fees3 5,275 661 (87%) 22,215 23,776 7% 4.0% / 3.3% Total Fee Related Revenues 157,185 186,251 18% 630,425 708,659 12% $55.1bn Salary, bonus and benefits (46,821) (44,304) (5%) (179,603) (177,931) (1%) Direct Origination LTM Fee-Generating inflows Non-compensation expenses (26,644) (27,191) 2% (109,598) (121,127) 11% 2.8% / 12.9% Total Fee Related Expenses (73,465) (71,495) (3%) (289,201) (299,058) 3% 1Q'19 / LTM Other income (loss), net of NCI 3,183 (404) NM 15,188 (2,483) NM Credit Gross Return1 Fee Related Earnings $86,903 $114,352 32% $356,412 $407,118 14% $193.7bn Realized performance fees 3,114 3,327 7% 74,439 45,352 (39)% Realized profit sharing expense (2,834) (3,518) 24% (27,858) (36,763) 32% $6.2bn / $17.9bn Total AUM up 11% QoQ Realized principal investment income 4,280 3,049 (29)% 17,758 17,968 1% 1Q'19 / LTM Net interest loss and other (3,518) (4,386) 25% (15,473) (14,487) (6)% Fee-Generating inflows Segment Distributable Earnings $87,945 $112,824 28% $405,278 $419,188 3% (excludes acquisitions) 1. Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation. The 1Q'19 net returns for Corporate Credit, Structured Credit and Direct Origination were 3.6%, 3.3% and 2.1%, respectively. The LTM net returns for Corporate Credit, Structured Credit and Direct Origination were 3.9%, 1.6% and 9.0%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date. 3. Represents certain performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within Corporate Credit. The 1Q'19 and LTM gross returns for CLOs were 3.4% and 3.4%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 13 $0.9bn / $3.2bn 1Q'19 / LTM Deployment2

Private Equity

Commentary

- AUM increased 3% quarter-over-quarter to $77 billion, primarily driven by inflows and market activity
- Generated inflows of $2.1 billion during the quarter, primarily driven by co-investment capital of $1.0 billion and the final close of the inaugural vintage of the Hybrid Value Fund, bringing its total commitments to $3.2 billion
- Realization activity primarily driven by the sales of shares of Caesars, Presidio, Vistra Energy and PlayAGS, and distributions from Lumileds and Tranquilidade
- Deployed $3.1 billion and committed to invest an additional $2.3 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $3.8 billion (excluding co-investments) of which $2.0 billion related to energy asset build-ups expected to be deployed over time
- Private equity fund appreciation during the quarter of 4.6%[1], primarily driven by both private and publicly traded portfolio company holdings in Fund VIII


($ in billions)
Natural Resources
$6.1
Hybrid Capital
$9.1
$77bn AUM
$62.1
Traditional Private Equity

$2bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	1Q'18	1Q'19	% Change vs. 1Q'18	1Q'18 LTM	1Q'19 LTM	% Change vs. LTM'18
Management fees	$82,280	$130,496	59%	$348,576	$525,401	51%
Advisory and transaction fees, net	10,655	16,136	51%	83,026	95,083	15%
Total Fee Related Revenues	**92,935**	**146,632**	**58%**	**431,602**	**620,484**	**44%**
Salary, bonus and benefits	(40,725)	(43,233)	6%	(147,357)	(163,020)	11%
Non-compensation expenses	(18,034)	(25,727)	43%	(82,506)	(87,728)	6%
Total Fee Related Expenses	**(58,759)**	**(68,960)**	**17%**	**(229,863)**	**(250,748)**	**9%**
Other income, net	309	196	(37%)	10,333	1,810	(82%)
Fee Related Earnings	**$34,485**	**$77,868**	**126%**	**$212,072**	**$371,546**	**75%**
Realized performance fees	112,772	60,456	(46)%	396,526	226,762	(43)%
Realized profit sharing expense	(57,748)	(37,727)	(35)%	(173,333)	(136,158)	(21)%
Realized principal investment income	18,330	8,088	(56)%	52,209	32,908	(37)%
Net interest loss and other	(5,356)	(6,133)	15%	(22,507)	(20,858)	(7)%
Segment Distributable Earnings	**$102,483**	**$102,552**	**—%**	**$464,967**	**$474,200**	**2%**

4.6% / (2.9%)

1Q'19 / LTM Private Equity Fund Appreciation (Depreciation)[1]

$3.1bn / $7.7bn

1Q'19 / LTM Deployment

$77.3bn

Total AUM up 3% QoQ

1. Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2. Represents capital committed to investments as of March 31, 2019 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested.

APOLLO

14

Supplemental Private Equity Fund Information[1]

Fund VII

Vintage Year:	2008
Fund Size:	$14.7bn
Total Invested:	$16.3bn
Realized Value:	$30.9bn
Unrealized Value:	$2.4bn
Total Value:	$33.3bn
Escrow Ratio[2]:	80%
Gross / Net IRR:	34% / 25%

$2.4 billion
Unrealized Value Investment Mix



Public Investments 44%
XELA
4%
VST
17%
TALO
14%
9%
Public Debt / Other
56%
Private Investments 56%

Select Private Investments[3]
(in order of size as measured by fair value)

Watches of Switzerland (f/k/a/Aurum)
McGraw Hill Education
Endemol Shine Group

Fund VIII

Vintage Year:	2013
Fund Size:	$18.4bn
Committed to Date:	$17.2bn
Total Invested:	$15.5bn
Realized Value:	$5.7bn
Total Value:	$21.9bn
% Committed[4]:	93%
Gross / Net IRR:	17% / 11%

$16.2 billion
Unrealized Value Investment Mix



Public Investments: 21%
PSDO
Public Debt / Other
OMF
2%
3%
5%
ADT
11%
79%
Private Investments: 79%

Unrealized Value by Sector

Consumer Services	29%
Media/Telecom/Technology	18%
Manufacturing & Industrial	12%
Natural Resources	11%
Financial Services	11%
Leisure	8%
Business Services	6%
Consumer & Retail	4%
Chemicals and Materials	1%

ANRP II

Vintage Year:	2016
Fund Size:	$3.5bn
Committed to Date:	$3.4bn
Total Invested:	$2.0bn
Realized Value:	$0.8bn
Total Value:	$2.8bn
% Committed[4]:	97%
Gross / Net IRR:	30% / 17%

ANRP II
Portfolio



Dry Powder
Realized Value
$0.8
$1.4
$1.9
Unrealized Value

Select Private Investments[3]
(in order of size as measured by fair value)

Double Eagle Energy III
Pegasus
Northwoods Energy

PE Portfolio Composition



Private Investments
81%
19%
Public Investments[5]

	Shares Held (mm)
ADT Security Services (ADT)	
Fund VIII	277.6
OneMain (OMF)	
Fund VIII	26.5
Presidio (PSDO)	
Fund VIII	35.1
Talos Energy (TALO)	
Fund VII and ANRP I	19.2
Vistra Energy (VST)	
Fund VII and ANRP II	15.4

Note: Refer to the definitions of Vintage Year, Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR and Net IRR on pages 33-34 of this presentation. 1. Additional fund performance information is set forth in the investment records on pages 24-25 of this presentation. 2. For Escrow Ratio definition and related information, please refer to footnote 2 on page 21. 3. Investments selected based on non-performance criteria. 4. Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles.

APOLLO

15

Real Assets Commentary Infrastructure ($ in billions) • AUM increased 4% quarter-over-quarter and 34% year-over-year to $32 billion driven by strong inflows Principal $2.2 and market appreciation Finance $6.9 • Fee generating inflows of $1.5 billion during the quarter were driven by infrastructure debt and real $32bn estate debt managed accounts AUM • Increase in FRE driven by higher management fees earned from real estate debt managed accounts $22.9 and infrastructure equity relating to the GE Capital transaction during 4Q’18 Real Estate • Real assets gross return1 of 4.0% in the first quarter driven by appreciation in the principal finance and infrastructure equity funds $21bn from Permanent Capital Vehicles Financial Results Summary % Change % Change 4.0% / 4.0% ($ in thousands) 1Q'18 1Q'19 vs. 1Q’18 1Q’18 LTM 1Q’19 LTM vs. LTM’18 4.0% / 6.7% 1Q'19 / LTM Management fees $40,208 $45,385 13% $175,754 $168,349 (4)% 1Q'19 / LTM Combined Advisory and transaction fees, net 144 76 (47%) 2,450 13,025 432% Combined 1 1 Gross Return Total Fee Related Revenues 40,352 45,461 13% 178,204 181,374 2% Gross Return Salary, bonus and benefits (18,985) (18,188) (4%) (79,005) (73,205) (7%) Non-compensation expenses (10,024) (9,675) (3%) (49,254) (40,449) (18%) $1.5bn / $9.1bn Total Fee Related Expenses (29,009) (27,863) (4%) (128,259) (113,654) (11%) $0.3bn / $2.5bn 1Q'19 / LTM Other income (loss), net of NCI 168 (62) NM 4,408 1,712 (61%) 1Q'19 / LTM Fee-Generating inflows Fee Related Earnings $11,511 $17,536 52% $54,353 $69,432 28% Deployment Realized performance fees 6,416 6 (100)% 96,961 49,561 (49)% Realized profit sharing expense (3,065) 106 NM (52,571) (30,200) (43)% Realized principal investment income 783 299 (62)% 3,232 6,878 113% $32.0bn Net interest loss and other (1,909) (2,173) 14% (8,325) (8,594) 3% Total AUM up 4% QoQ Segment Distributable Earnings $13,736 $15,774 15% $93,650 $87,077 (7)% 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds and infrastructure equity funds. 16 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 1Q'19 and LTM real assets net returns for were 3.5% and 3.7%, respectively.

Balance Sheet Highlights

GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of March 31, 2019 December 31, 2018 Assets: Cash and cash equivalents $720,253 $609,747 Restricted cash 3,450 3,457 U.S. Treasury securities, at fair value 707,316 392,932 Investments (includes performance allocations of $1,049,297 and $912,182 as of March 31, 2019 and December 31, 2018, respectively) 2,946,087 2,722,612 Assets of consolidated variable interest entities 1,273,897 1,290,891 Incentive fees receivable — 6,792 Due from related parties 380,952 378,108 Deferred tax assets 291,607 306,094 Other assets 206,241 192,169 Lease assets 102,845 — Goodwill 88,852 88,852 Total Assets $6,721,500 $5,991,654 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $83,766 $70,878 Accrued compensation and benefits 60,553 73,583 Deferred revenue 183,458 111,097 Due to related parties 391,711 425,435 Profit sharing payable 520,864 452,141 Debt 1,903,862 1,360,448 Liabilities of consolidated variable interest entities 916,942 934,438 Other liabilities 108,920 111,794 Lease liabilities 109,184 — Total Liabilities 4,279,260 3,539,814 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Series A Preferred shares, 11,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018 264,398 264,398 Series B Preferred shares, 12,000,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018 289,815 289,815 Class A shares, no par value, unlimited shares authorized, 201,375,418 and 201,400,500 shares issued and outstanding as of March 31, 2019 and — — December 31, 2018, respectively Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of March 31, 2019 and December 31, 2018 — — Additional paid in capital 1,144,664 1,299,418 Accumulated deficit (372,576) (473,276) Accumulated other comprehensive loss (4,810) (4,159) Total Apollo Global Management, LLC shareholders’ equity 1,321,491 1,376,196 Non-Controlling Interests in consolidated entities 273,145 271,522 Non-Controlling Interests in Apollo Operating Group 847,604 804,122 Total Shareholders’ Equity 2,442,240 2,451,840 Total Liabilities and Shareholders’ Equity $6,721,500 $5,991,654 18

Segment Balance Sheet Highlights During the quarter, 2.4 million Class A shares were repurchased for $69.4 million in open market transactions as part of the publicly announced share repurchase program7 On February 7, 2019, Apollo issued $550 million in aggregate principal amount of its 4.872% Senior Notes due 2029 at an issue price of 99.999% of par Summary Balance Sheet1 Share Repurchase Activity - 1Q’16 through 1Q’195 Supplemental Details ($ in millions) 1Q'19 Inception to ($ and share amounts in millions) Date Cash and cash equivalents $720 A/A Open Market Share Repurchases 5.2 Rated by S&P and Fitch U.S. Treasury securities, at fair value 707 Reduction of Shares Issued to Participants6 6.6 Performance fees receivable 1,054 $750 million Profit sharing payable2 (521) Total Shares Purchased 11.8 Undrawn Revolving Credit Facility (Expiring in 2023) GP & Other Investments3,4 1,976 Total Capital Used for Share Purchases $300 Total Net Value $3,936 Share Repurchase Plan Authorization7 $500 Debt ($1,904) $300 million 5 8 Aggregate Share Repurchases Unfunded Future Commitments $1,083 Average Price Paid Per Share $25.49 1. Amounts are presented on an unconsolidated basis. 2. Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 4. Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.1 million shares of Athene Holding valued at $40.80 per share as of March 31, 2019 and 1.6 million shares of AAA valued at NAV. 5. Since 1Q’16, the Company in its discretion has elected to repurchase 1.6 million Class A shares for $50.5 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the January 2019 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in Class A shares to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”), which the Company refers to as “net share settlement.” 7. In January 2019, the Company increased its authorized share repurchase amount by $250 million bringing the total share repurchase plan authorization to $500 million, which may be used to repurchase outstanding Class A shares as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (and any successor equity plan thereto). 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 19

Supplemental Details

Segment Performance Fees

($ in thousands)	As of March 31, 2019 Performance Fees Receivable on an Unconsolidated Basis	1Q'19 Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit				
Corporate Credit[1]	$38,999	$30,256	$3,327	$33,583
Structured Credit	156,681	22,542	(346)	22,196
Direct Origination	86,940	6,881	1,007	7,888
Total Credit	**$282,620**	**$59,679**	**$3,988**	**$63,667**
Total Credit, net of profit sharing expense	**83,141**	**33,004**	**470**	**33,474**
Private Equity				
Fund VIII[2]	$509,541	$68,346	$57,479	$125,825
Fund VII[1,2]	231	20,416	734	21,150
Fund VI[2]	8,239	20,065	954	21,019
Fund IV and V[1]	—	(598)	—	(598)
ANRP I and II[1,2]	40,947	6,818	325	7,143
Other[1,3]	66,373	13,502	964	14,466
Total Private Equity	**$625,331**	**$128,549**	**$60,456**	**$189,005**
Total Private Equity, net of profit sharing expense	**369,379**	**77,192**	**22,729**	**99,921**
Real Assets				
Principal Finance	$116,043	($6,116)	$18	($6,098)
U.S. RE Fund I and II	14,546	(1,612)	199	(1,413)
Other[3]	15,227	3,883	(211)	3,672
Total Real Assets	**$145,816**	**($3,845)**	**$6**	**($3,839)**
Total Real Assets, net of profit sharing expense	**80,383**	**(1,574)**	**112**	**(1,462)**
Total	**$1,053,767**	**$184,383**	**$64,450**	**$248,833**
Total, net of profit sharing expense[4]	**$532,903**	**$108,622**	**$23,311**	**$131,933**

1. As of March 31, 2019, certain credit funds and certain private equity funds had $0.3 million and $102.6 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $1.5 million and $879 million, respectively, as of March 31, 2019.
2. As of March 31, 2019, the remaining investments and escrow cash of Fund VIII were valued at 121% of the fund's unreturned capital, which was above the required escrow ratio of 115%. As of March 31, 2019, the remaining investments and escrow cash of Fund VII, Fund VI, ANRP I and ANRP II were valued at 80%, 71%, 69% and 109% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2019, Fund VII had $128.5 million of gross performance fees, or $73.1 million net of profit sharing, in escrow. As of March 31, 2019, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of March 31, 2019, ANRP I had $38.7 million of gross performance fees, or $24.3 million net of profit sharing, in escrow. As of March 31, 2019, ANRP II had $18.4 million of gross performance fees, or $12.5 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of March 31, 2019 and realized performance fees for 1Q'19 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $520.9 million as of March 31, 2019, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $76.5 million.

APOLLO

21

Segment Results

Credit ($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Management fees	$149,715	$153,177	$167,178	$172,261	$182,742	$578,135	$675,358
Advisory and transaction fees, net	2,195	2,100	2,189	2,388	2,848	30,075	9,525
Performance fees[1]	5,275	5,766	7,064	10,285	661	22,215	23,776
Total Fee Related Revenues	**157,185**	**161,043**	**176,431**	**184,934**	**186,251**	**630,425**	**708,659**
Salary, bonus and benefits	(46,821)	(42,729)	(44,642)	(46,256)	(44,304)	(179,603)	(177,931)
General, administrative and other	(26,368)	(27,843)	(31,392)	(33,847)	(27,496)	(108,568)	(120,578)
Placement fees	(276)	(279)	(295)	(280)	305	(1,030)	(549)
Total Fee Related Expenses	**(73,465)**	**(70,851)**	**(76,329)**	**(80,383)**	**(71,495)**	**(289,201)**	**(299,058)**
Other income (loss), net of Non-Controlling Interest	3,183	(1,188)	265	(1,156)	(404)	15,188	(2,483)
Credit Fee Related Earnings	**$86,903**	**$89,004**	**$100,367**	**$103,395**	**$114,352**	**$356,412**	**$407,118**
Realized performance fees	3,114	14,635	11,281	16,109	3,327	74,439	45,352
Realized profit sharing expense	(2,834)	(11,493)	(8,986)	(12,766)	(3,518)	(27,858)	(36,763)
Net Realized Performance Fees	**280**	**3,142**	**2,295**	**3,343**	**(191)**	**46,581**	**8,589**
Realized principal investment income	4,280	5,931	6,676	2,312	3,049	17,758	17,968
Net interest loss and other	(3,518)	(3,952)	(3,612)	(2,537)	(4,386)	(15,473)	(14,487)
Credit Segment Distributable Earnings	**$87,945**	**$94,125**	**$105,726**	**$106,513**	**$112,824**	**$405,278**	**$419,188**

Private Equity ($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Management fees	$82,280	$132,417	$131,578	$130,910	$130,496	$348,576	$525,401
Advisory and transaction fees, net	10,655	13,319	6,018	59,610	16,136	83,026	95,083
Total Fee Related Revenues	**92,935**	**145,736**	**137,596**	**190,520**	**146,632**	**431,602**	**620,484**
Salary, bonus and benefits	(40,725)	(41,879)	(38,700)	(39,208)	(43,233)	(147,357)	(163,020)
General, administrative and other	(17,983)	(18,333)	(22,694)	(20,440)	(25,862)	(78,441)	(87,329)
Placement fees	(51)	(32)	(51)	(451)	135	(4,065)	(399)
Total Fee Related Expenses	**(58,759)**	**(60,244)**	**(61,445)**	**(60,099)**	**(68,960)**	**(229,863)**	**(250,748)**
Other income, net	309	82	1,448	84	196	10,333	1,810
Private Equity Fee Related Earnings	**$34,485**	**$85,574**	**$77,599**	**$130,505**	**$77,868**	**$212,072**	**$371,546**
Realized performance fees	112,772	54,640	77,740	33,926	60,456	396,526	226,762
Realized profit sharing expense	(57,748)	(31,512)	(42,842)	(24,077)	(37,727)	(173,333)	(136,158)
Net Realized Performance Fees	**55,024**	**23,128**	**34,898**	**9,849**	**22,729**	**223,193**	**90,604**
Realized principal investment income	18,330	9,079	10,579	5,162	8,088	52,209	32,908
Net interest loss and other	(5,356)	(5,259)	(5,004)	(4,462)	(6,133)	(22,507)	(20,858)
Private Equity Segment Distributable Earnings	**$102,483**	**$112,522**	**$118,072**	**$141,054**	**$102,552**	**$464,967**	**$474,200**

Real Assets ($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Management fees	$40,208	$40,270	$41,149	$41,545	$45,385	$175,754	$168,349
Advisory and transaction fees, net	144	161	4,765	8,023	76	2,450	13,025
Total Fee Related Revenues	**40,352**	**40,431**	**45,914**	**49,568**	**45,461**	**178,204**	**181,374**
Salary, bonus and benefits	(18,985)	(19,893)	(18,191)	(16,933)	(18,188)	(79,005)	(73,205)
General, administrative and other	(10,024)	(9,500)	(9,911)	(10,956)	(9,675)	(42,013)	(40,042)
Placement fees	—	—	(400)	(7)	—	(7,241)	(407)
Total Fee Related Expenses	**(29,009)**	**(29,393)**	**(28,502)**	**(27,896)**	**(27,863)**	**(128,259)**	**(113,654)**
Other income (loss), net of Non-Controlling Interest	168	55	1,680	39	(62)	4,408	1,712
Real Assets Fee Related Earnings	**$11,511**	**$11,093**	**$19,092**	**$21,711**	**$17,536**	**$54,353**	**$69,432**
Realized performance fees	6,416	45,199	4,010	346	6	96,961	49,561
Realized profit sharing expense	(3,065)	(26,805)	(2,352)	(1,149)	106	(52,571)	(30,200)
Net Realized Performance Fees	**3,351**	**18,394**	**1,658**	**(803)**	**112**	**44,390**	**19,361**
Realized principal investment income	783	4,363	532	1,684	299	3,232	6,878
Net interest loss and other	(1,909)	(1,968)	(2,835)	(1,618)	(2,173)	(8,325)	(8,594)
Real Assets Segment Distributable Earnings	**$13,736**	**$31,882**	**$18,447**	**$20,974**	**$15,774**	**$93,650**	**$87,077**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.

APOLLO

22

Shareholder Distribution

Generated $0.50 of Distributable Earnings per Share of Common & Equivalent during the quarter

Apollo declared a quarterly distribution of $0.46 per Class A share to holders of record as of May 21, 2019, which is payable on May 31, 2019

($ in thousands, except per share data)	1Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Segment Distributable Earnings	**$204,164**	**$268,541**	**$231,150**	**$963,895**	**$980,465**
Taxes and Related Payables	(11,198)	(9,445)	(14,636)	(31,187)	(47,653)
Preferred Distributions	(4,383)	(9,163)	(9,164)	(17,921)	(36,443)
Distributable Earnings	**$188,583**	**$249,933**	**$207,350**	**$914,787**	**$896,369**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	9,167	7,968	12,475	22,820	39,953
DE Before Certain Payables[1]	197,750	257,901	219,825	937,607	936,322
Percent to Common & Equivalents	51%	51%	51%	51%	51%
DE Before Other Payables Attributable to Common & Equivalents	100,853	131,530	112,111	478,180	477,524
Less: Taxes & Related Payables Attributable to Common & Equivalents	(9,167)	(7,968)	(12,475)	(22,820)	(39,953)
DE Attributable to Common & Equivalents	**$91,686**	**$123,562**	**$99,636**	**$455,360**	**$437,571**
Per Share of Common & Equivalent[2]	**$0.46**	**$0.60**	**$0.50**	**$2.22**	**$2.17**
Retained Capital per Share of Common & Equivalent[2,3]	(0.08)	(0.04)	(0.04)	(0.27)	(0.26)
Net Distribution per Share of Common & Equivalent[2]	**$0.38**	**$0.56**	**$0.46**	**$1.95**	**$1.91**
Payout Ratio	83%	93%	92%	88%	88%

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 28 for the share reconciliation.
3. Retained capital is withheld pro-rata from common & equivalent holders.

APOLLO

23

Investment Records as of March 31, 2019

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$24,704	$24,729	$1,636	$—	$1,636	$1,696	$1,696	NM[1]	NM[1]
Fund VIII	2013	19,709	18,377	15,475	5,714	12,626	16,190	21,904	17%	11%
Fund VII	2008	4,577	14,677	16,315	30,931	2,959	2,389	33,320	34	25
Fund VI	2006	1,346	10,136	12,457	20,357	1,149	734	21,091	12	9
Fund V	2001	264	3,742	5,192	12,715	120	9	12,724	61	44
Funds I, II, III, IV & MIA[2]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$50,613**	**$78,981**	**$59,828**	**$87,117**	**$18,490**	**$21,018**	**$108,135**	**39%**	**25%**
ANRP II	2016	3,413	3,454	2,006	827	1,642	1,928	2,755	30	17
ANRP I	2012	710	1,323	1,127	938	657	467	1,405	7	3
AION	2013	763	826	621	279	427	566	845	18	9
Hybrid Value Fund	2019	3,234	3,238	114	5	114	116	121	NM[1]	NM[1]
Total Private Equity		**$58,733**	**$87,822**	**$63,696**	**$89,166**	**$21,330**	**$24,095**	**$113,261**		
Credit:										
Structured Credit Funds										
FCI III	2017	$2,747	$1,906	$1,800	$694	$1,460	$1,601	$2,295	NM[1]	NM[1]
FCI II	2013	2,236	1,555	2,577	1,527	1,675	1,594	3,121	9%	5%
FCI I	2012	683	559	1,535	1,410	654	551	1,961	11	8
SCRF IV[6]	2017	2,826	2,502	2,160	582	1,755	1,764	2,346	NM[1]	NM[1]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Total Credit		**$8,492**	**$7,982**	**$10,889**	**$7,526**	**$5,544**	**$5,510**	**$13,036**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$4,569	$4,511	$1,640	$12	$1,628	$1,831	$1,843	NM[1]	NM[1]
EPF II[4]	2012	1,928	3,440	3,442	3,980	847	1,110	5,090	16%	10%
EPF I[4]	2007	246	1,453	1,909	3,197	—	9	3,206	23	17
U.S. RE Fund II[5]	2016	1,328	1,233	739	368	520	640	1,008	18	15
U.S. RE Fund I[5]	2012	363	652	635	670	239	274	944	14	11
Asia RE Fund[5]	2017	629	709	325	198	171	209	407	19	13
Infrastructure Equity Fund	2018	922	897	634	69	579	599	668	NM[1]	NM[1]
Total Real Assets		**$9,985**	**$12,895**	**$9,324**	**$8,494**	**$3,984**	**$4,672**	**$13,166**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

APOLLO

24

Investment Records as of March 31, 2019 - Continued Note: The Drawdown funds included in the investment record table on page 30 have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the Permanent Capital Vehicles investment record table on page 30 have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Total Returns7 1. Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & 8 ($ in millions) IPO Year Total AUM 1Q'19 1Q'18 FY’18 definitions section of this presentation. Credit: 2. Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful. MidCap9 N/A $8,740 3% 4% 19% 3. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did AIF 2013 373 9 2 (5) not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s AFT 2011 404 5 6 (4) Managing Partners and other investment professionals. AINV/Other10 2004 5,290 26 (5) (18) 4. Total IRR is calculated based on total cash flows for all funds presented. Real Assets: 5. Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of March 31, 2019. ARI 2009 5,342 12% —% —% Total $20,149 6. Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of March 31, 2019. Additionally, certain SIAs totaling $1.3 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation. Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.7 billion of Total Invested Capital through March 31, 2019. 1. Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful. 2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the 7. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $156 million, $761 million and $366 million of co-investment commitments as of March 31, 2019, respectively, which are included in the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.30 as of March 31, 2019. investment professionals. 3. Total IRR is calculated based on total cash flows for all funds presented. 8. As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital 4. Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of March 31, 2019. Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either 5. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $156 million, $761 million and $366 million of co-investment commitments as of March 31, 2019, respectively, which are included in the figures in the a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.30 as of March 31, 2019. the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to March 31, 2019 was 6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (2%). This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds 7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to upon completing the acquisition on November 12, 2010. commission. 9. Private equity co-investment vehicles, funds with AUM less than $500 million and certain vehicles through which Apollo and certain funds and accounts managed or advised by Apollo hold an 8. An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. investment in a single asset, have each been excluded. These vehicles and funds had $11.8 billion of aggregate AUM as of March 31, 2019. 9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 2%, 3% and 14% for 1Q'19, 1Q'18 and FY'18, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation. 10. Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $1.0 billion of aggregate AUM as of March 31, 2019. 10. All amounts are as of December 31, 2018 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Included within Total AUM of AINV/Other is $1.9 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for 11. Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM. funds had $8.3 billion of aggregate AUM as of March 31, 2019. 12. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 13. The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to March 31, 2019 was 10% and 9%, respectively. 25

Reconciliations and Disclosures

Reconciliation of GAAP to Financial Measures

($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$139,893**	**$407,725**	**$160,500**
Preferred distributions	4,383	8,952	9,164	9,163	9,164	17,921	36,443
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	5,979	8,716	11,340	5,613	8,662	11,486	34,331
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	(57,065)	71,484	179,831	(196,271)	157,848	542,129	212,892
GAAP Net Income (Loss)	**($109,348)**	**$143,810**	**$362,692**	**($377,903)**	**$315,567**	**$979,261**	**$444,166**
Income tax provision	8,580	18,924	19,092	39,425	19,654	295,364	97,095
GAAP Income (Loss) Before Income Tax Provision	**($100,768)**	**$162,734**	**$381,784**	**($338,478)**	**$335,221**	**$1,274,625**	**$541,261**
Transaction related charges[1]	1,852	(6,905)	1,253	(1,831)	5,463	20,160	(2,020)
Gain from remeasurement of tax receivable agreement liability	—	—	—	(35,405)	—	(200,240)	(35,405)
Net loss attributable to Non-Controlling Interests in consolidated entities	(5,979)	(8,716)	(11,340)	(5,613)	(8,662)	(11,486)	(34,331)
Unrealized performance fees[2]	250,541	(20,619)	(26,447)	579,413	(184,383)	(265,479)	347,964
Unrealized profit sharing expense[2]	(76,388)	9,125	8,903	(216,452)	75,762	90,666	(122,662)
Equity-based profit sharing expense and other[3]	14,564	17,850	26,085	32,552	20,962	20,408	97,449
Equity-based compensation	17,435	16,028	17,668	17,098	18,423	66,493	69,217
Unrealized principal investment (income) loss	35,997	(3,419)	49	29,470	(12,328)	(37,934)	13,772
Unrealized net (gains) losses from investment activities and other	66,910	72,451	(155,710)	207,787	(19,308)	6,682	105,220
Segment Distributable Earnings	**$204,164**	**$238,529**	**$242,245**	**$268,541**	**$231,150**	**$963,895**	**$980,465**
Taxes and related payables	(11,198)	(13,838)	(9,734)	(9,445)	(14,636)	(31,187)	(47,653)
Preferred distributions	(4,383)	(8,952)	(9,164)	(9,163)	(9,164)	(17,921)	(36,443)
Distributable Earnings	**$188,583**	**$215,739**	**$223,347**	**$249,933**	**$207,350**	**$914,787**	**$896,369**
Preferred distributions	4,383	8,952	9,164	9,163	9,164	17,921	36,443
Taxes and related payables	11,198	13,838	9,734	9,445	14,636	31,187	47,653
Realized performance fees	(122,302)	(114,474)	(93,031)	(50,381)	(63,789)	(567,926)	(321,675)
Realized profit sharing expense	63,647	69,810	54,180	37,992	41,139	253,762	203,121
Realized principal investment income	(23,393)	(19,373)	(17,787)	(9,158)	(11,436)	(73,199)	(57,754)
Net interest loss and other	10,783	11,179	11,451	8,617	12,692	46,305	43,939
Fee Related Earnings	**$132,899**	**$185,671**	**$197,058**	**$255,611**	**$209,756**	**$622,837**	**$848,096**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions.
2. 1Q'18 includes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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27

Reconciliation of GAAP Net Income Per Class A Share to Financial Per Share Measures

($ in thousands, except share data)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$139,893**
Distributions declared on Class A shares	(133,023)	(76,602)	(86,468)	(92,651)	(113,345)
Distribution on participating securities	(5,384)	(4,153)	(4,150)	(4,432)	(4,959)
Earnings allocable to participating securities	—	—	(3,633)	—	(1,114)
Undistributed income (loss) attributable to Class A shareholders: Basic	($201,052)	($26,097)	$68,106	($293,491)	$20,475
GAAP weighted average number of Class A shares outstanding: Basic	198,432,603	200,711,475	200,347,996	200,269,856	200,832,323
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**($0.34)**	**$0.25**	**$0.77**	**($1.00)**	**$0.67**
Distributed Income	$0.66	$0.38	$0.43	$0.46	$0.56
Undistributed Income (Loss)	($1.00)	($0.13)	$0.34	($1.46)	$0.11
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$139,893**
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders to Income (Loss) Before Income Tax Provision Differences[1]	(38,123)	108,076	219,427	(142,070)	195,328
Income (Loss) Before Income Tax Provision	**($100,768)**	**$162,734**	**$381,784**	**($338,478)**	**$335,221**
Income (Loss) Before Income Tax Provision to Segment Distributable Earnings Differences[1]	304,932	75,795	(139,539)	607,019	(104,071)
Segment Distributable Earnings	**$204,164**	**$238,529**	**$242,245**	**$268,541**	**$231,150**
Taxes and related payables	(11,198)	(13,838)	(9,734)	(9,445)	(14,636)
Preferred distributions	(4,383)	(8,952)	(9,164)	(9,163)	(9,164)
Distributable Earnings	**$188,583**	**$215,739**	**$223,347**	**$249,933**	**$207,350**
Distributable Earnings Shares Outstanding	412,456,787	413,498,890	413,514,496	413,509,322	412,540,942
Distributable Earnings per Share of Common & Equivalent	$0.46	$0.52	$0.54	$0.60	$0.50
Distributable Earnings to Fee Related Earnings Differences[1]	(55,684)	(30,068)	(26,289)	5,678	2,406
Fee Related Earnings	**$132,899**	**$185,671**	**$197,058**	**$255,611**	**$209,756**
Distributable Earnings Shares Outstanding	412,456,787	413,498,890	413,514,496	413,509,322	412,540,942
Fee Related Earnings per Share	$0.32	$0.45	$0.48	$0.62	$0.51

Share Reconciliation	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19
Total GAAP Class A Shares Outstanding	201,550,654	201,585,096	201,089,465	201,400,500	201,375,418
Non-GAAP Adjustments:					
Apollo Operating Group Units	202,559,221	202,559,221	202,549,221	202,345,561	202,245,561
Vested RSUs	253,700	368,197	228,009	2,380,783	328,788
Unvested RSUs Eligible for Distribution Equivalents	8,093,212	8,986,376	9,647,801	7,382,478	8,591,175
Distributable Earnings Shares Outstanding	**412,456,787**	**413,498,890**	**413,514,496**	**413,509,322**	**412,540,942**

1. See page 27 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax Provision, Distributable Earnings and Fee Related Earnings.

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Reconciliation of GAAP to Financial Measures

($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Total Consolidated Revenues (GAAP)	**$166,903**	**$523,316**	**$517,731**	**($114,885)**	**$677,777**	**$2,256,602**	**$1,603,939**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(18,913)	(20,200)	(23,019)	(19,760)	(29,129)	(76,630)	(92,108)
Adjustments related to consolidated funds and VIEs	1,639	1,979	2,445	10,323	1,632	4,797	16,379
Performance fees[1]	128,239	(135,093)	(119,478)	529,032	(248,172)	(833,405)	26,289
Principal investment (income) loss	12,604	(22,792)	(17,738)	20,312	(23,764)	(111,133)	(43,982)
Total Fee Related Revenues	**$290,472**	**$347,210**	**$359,941**	**$425,022**	**$378,344**	**$1,240,231**	**$1,510,517**
Realized performance fees[2]	122,302	114,474	93,031	50,381	63,789	567,926	321,675
Realized principal investment income and other	22,551	18,530	16,945	8,316	10,594	69,831	54,385
Total Segment Revenues	**$435,325**	**$480,214**	**$469,917**	**$483,719**	**$452,727**	**$1,877,988**	**$1,886,577**
Total Consolidated Expenses (GAAP)	**$214,875**	**$301,394**	**$312,727**	**$73,943**	**$378,017**	**$1,228,936**	**$1,066,081**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(18,735)	(19,836)	(23,153)	(21,000)	(28,842)	(76,452)	(92,831)
Reclassification of interest expense	(13,797)	(15,162)	(15,209)	(15,206)	(19,108)	(53,671)	(64,685)
Transaction-related compensation charges	(1,852)	6,905	(1,253)	1,831	(5,463)	(20,161)	2,020
Equity-based compensation	(17,435)	(16,028)	(17,668)	(17,098)	(18,423)	(66,493)	(69,217)
Total profit sharing expense[3]	(1,823)	(96,785)	(89,168)	145,908	(137,863)	(364,836)	(177,908)
Total Fee Related Expenses	**$161,233**	**$160,488**	**$166,276**	**$168,378**	**$168,318**	**$647,323**	**$663,460**
Realized profit sharing expense[2]	63,647	69,810	54,180	37,992	41,139	253,762	203,121
Total Segment Expenses	**$224,880**	**$230,298**	**$220,456**	**$206,370**	**$209,457**	**$901,085**	**$866,581**
Total Consolidated Other Income (Loss) (GAAP)	**($52,796)**	**($59,188)**	**$176,780**	**($149,650)**	**$35,461**	**$246,959**	**$3,403**
Adjustments related to consolidated funds and VIEs	(6,225)	(8,967)	(12,732)	(15,934)	(9,134)	(11,446)	(46,767)
Gain from remeasurement of tax receivable agreement liability	—	—	—	(35,405)	—	(200,240)	(35,405)
Net (gains) losses from investment activities	67,137	67,565	(155,262)	206,986	(18,825)	6,853	100,464
Interest income and other, net of Non-Controlling Interest	(4,456)	(461)	(5,393)	(7,030)	(7,772)	(12,197)	(20,656)
Other Income (Loss), net of Non-Controlling Interest	**3,660**	**(1,051)**	**3,393**	**(1,033)**	**(270)**	**29,929**	**1,039**
Net interest loss and other	(9,941)	(10,336)	(10,609)	(7,775)	(11,850)	(42,937)	(40,570)
Total Segment Other Loss	**($6,281)**	**($11,387)**	**($7,216)**	**($8,808)**	**($12,120)**	**($13,008)**	**($39,531)**

1. Excludes certain performance fees from business development companies and Redding Ridge Holdings.
2. 1Q'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

APOLLO

29

Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Management fees	$272,203	$325,864	$339,905	$344,716	$358,623	$1,102,465	$1,369,108
Advisory and transaction fees, net	12,994	15,580	12,972	70,021	19,060	115,551	117,633
Performance fees[1]	5,275	5,766	7,064	10,285	661	22,215	23,776
Total Fee Related Revenues	**290,472**	**347,210**	**359,941**	**425,022**	**378,344**	**1,240,231**	**1,510,517**
Realized performance fees[2]	122,302	114,474	93,031	50,381	63,789	567,926	321,675
Realized principal investment income and other	22,551	18,530	16,945	8,316	10,594	69,831	54,385
Total Segment Revenues	**$435,325**	**$480,214**	**$469,917**	**$483,719**	**$452,727**	**$1,877,988**	**$1,886,577**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Salary, bonus and benefits	$106,531	$104,501	$101,533	$102,397	$105,725	$405,965	$414,156
General, administrative and other	54,375	55,676	63,997	65,243	63,033	229,022	247,949
Placement fees	327	311	746	738	(440)	12,336	1,355
Total Fee Related Expenses	**161,233**	**160,488**	**166,276**	**168,378**	**168,318**	**647,323**	**663,460**
Realized profit sharing expense[2]	63,647	69,810	54,180	37,992	41,139	253,762	203,121
Total Segment Expenses	**$224,880**	**$230,298**	**$220,456**	**$206,370**	**$209,457**	**$901,085**	**$866,581**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	1Q'18 LTM	1Q'19 LTM
Other income (loss), net	$4,875	$313	$4,580	$209	$334	$34,589	$5,436
Non-Controlling Interest	(1,215)	(1,364)	(1,187)	(1,242)	(604)	(4,660)	(4,397)
Other Income (Loss), net of Non-Controlling Interest	**3,660**	**(1,051)**	**3,393**	**(1,033)**	**(270)**	**29,929**	**1,039**
Net interest loss and other	(9,941)	(10,336)	(10,609)	(7,775)	(11,850)	(42,937)	(40,570)
Total Segment Other Loss	**($6,281)**	**($11,387)**	**($7,216)**	**($8,808)**	**($12,120)**	**($13,008)**	**($39,531)**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.
2. 1Q'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

APOLLO

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”, is the key performance measure used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and • Decisions related to the amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. Segment DE is the sum of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of any of the related funds, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, Segment DE excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Distributable Earnings” or “DE” represents Segment DE less estimated current corporate, local and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. DE is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. DE excludes the impacts of the remeasurement of the tax receivable agreement resulting from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 and changes in estimated future tax rates. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions of tax legislation. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from business development companies and Redding Ridge Holdings and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 31

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the net asset value, or “NAV,” plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity; iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 32

Non-GAAP Financial Information & Definitions Cont’d • “Athora” refers to a strategic platform established to acquire or reinsure blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through its consolidated subsidiary, AAME, provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our commitment based funds and (ii) SIAs that have a defined maturity date. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2019 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2019 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 33

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2019 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I & II, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 34

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 35